SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest Reported event) July 5, 2000


           NEVADA                          0-23995                 87-0576421
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  (State or other jurisdiction            (Commission             (IRS Employer
        Of incorporation)                  File No.)                 I.D.  No.)


         202 East Madison Street, Tampa, Florida                    33602
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         (Address of principal executive offices)                 (Zip code)

Registrant's Telephone Number, including area code        (813)221-6617
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                    Information to be included in this Report



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Item 2.  Acquisition or Disposition of Assets.

On July 5, 2000 InsiderStreet.com Inc. (the "Registrant") acquired all of the issued and outstanding shares of common stock of ebizStreet, Inc. effective as of June 30, 2000 in exchange for the issuance of 1,684,887 shares of common stock of the Registrant. The shares of the Registrant were valued for this transaction at $11.937 per share. The agreement is subject to ebizStreet acquiring 100% of the issued and outstanding shares of common stock of AMS Systems Inc. and 85% of the common stock and certain secured convertible debentures of Hardware Street.com. Inc.

AMS Systems is a Maryland based company which markets computer hardware, software and consumables to governments, businesses, affinity organizataitons and consumers, both directly and through the Internet. Hardware Street.com is a Nevada based company which provides direct access to its products and service offerings via two websites.


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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a.  Financial Statement of the acquired business

         It is impractical to provide the required audited financial statements and pro forma financial information at the time of the filing of this report. The required financial information will be filed within the time prescribed by Rule S-X.

         b.  Exhibits

Exhibit No.                       Description
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(10)         Stock Exchange Agreement between Registrant and ebizStreet, Inc.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

InsiderStreet.com Inc.


/s/Raymond Miller
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BY: Raymond Miller, president

Dated: This 10th day of July 2000